UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 8, 2009
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

60 Columbus Circle, New York, New York 10023
(Address of principal executive offices)                        (Zip Code)
Registrant’s telephone number, including area code: (212) 364-8200
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-1.1
EX-4.1
EX-4.2
EX-5.1

Item 1.01 Entry into a Material Definitive Agreement
          On December 11, 2009, Time Warner Cable Inc. (the “Company”) completed its offering of $2 billion in aggregate principal amount of senior unsecured notes consisting of $500 million principal amount of 3.5% notes due 2015 (the “2015 Notes”) and $1.5 billion principal amount of 5.0% notes due 2020 (the “2020 Notes” and, together with the 2015 Notes, the “Debt Securities”). The Debt Securities are guaranteed by Time Warner Entertainment Company, L.P. and TW NY Cable Holding Inc., each a subsidiary of the Company (collectively, the “Guarantors”). In connection with the offering, on December 8, 2009, the Company and the Guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the underwriters listed in Schedule II thereto (collectively, the “Underwriters”). The Underwriting Agreement contains customary representations, covenants and indemnification provisions. The offering of the Debt Securities was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-151671) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2008. The terms of the Debt Securities are described in the Company’s Prospectus dated June 16, 2008, as supplemented by a Prospectus Supplement dated December 8, 2009, as filed with the Commission on December 9, 2009. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and the Registration Statement.
          The Debt Securities were issued pursuant to an Indenture, dated as of April 9, 2007, as amended and supplemented from time to time (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee. The Indenture was previously described in, and included as an exhibit to, the Company’s Current Report on Form 8-K dated April 4, 2007, which was filed with the Commission on April 9, 2007.
          The 2015 Notes will mature on February 1, 2015 and the 2020 Notes will mature on February 1, 2020. The 2015 Notes will bear interest at a rate of 3.5% per year and the 2020 Notes will bear interest at a rate of 5.0% per year. Interest on the 2015 Notes and the 2020 Notes will be payable semi-annually in arrears on February 1st and August 1st of each year, beginning on August 1, 2010. The Debt Securities are unsecured senior obligations of the Company and rank equally with its other unsecured and unsubordinated obligations. The guarantees of the Debt Securities are unsecured senior obligations of the Guarantors and rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantors.
          The Debt Securities may be redeemed in whole or in part at any time at the Company’s option at a redemption price equal to the greater of (i) 100% of the principal amount of the Debt Securities being redeemed and (ii) the sum of the present values of the remaining scheduled payments on the Debt Securities discounted to the redemption date on a semi-annual basis at a government treasury rate plus 25 basis points for the 2015 Notes and 30 basis points for the 2020 Notes, as further described in the Indenture and the Debt Securities, plus, in each case, accrued but unpaid interest to the redemption date.
          The Indenture contains customary covenants relating to restrictions on the ability of the Company or any material subsidiary to create liens and on the ability of the Company and the Guarantors to consolidate, merge or convey or transfer substantially all of their assets. The Indenture also contains customary events of default. The forms of the Debt Securities are attached as Exhibits 4.1 and 4.2 to this Report and are incorporated by reference into this Report and the Registration Statement.
          Certain of the Underwriters or their affiliates have performed and may, from time to time in the future, engage in transactions with or perform commercial and investment banking and advisory services for the Company and/or are lenders under the Company’s bank credit facilities, for which they have received or will receive customary fees and expenses.
          The Company expects to use the net proceeds from the issuance of the Debt Securities to repay all of the $400 million in borrowings outstanding under the Company’s five-year term loan facility that matures on February 21, 2011 (the “Term Loan Facility”) and a portion of the borrowings outstanding under its commercial paper program, with any remaining proceeds to be used for general corporate purposes. The Term Loan Facility will terminate in accordance with its terms as a result of such repayment.

Item 9.01 Financial Statements and Exhibits
          (d) Exhibits

Exhibit
No.	Description
1.1	Underwriting Agreement, dated December 8, 2009, among the Company, the Guarantors and Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co., on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.

4.1	Form of 3.5% Notes due 2015.

4.2	Form of 5.0% Notes due 2020.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
Name:	Robert D. Marcus
Title:	Senior Executive Vice President and Chief Financial Officer

Date: December 11, 2009

6

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Underwriting Agreement, dated December 8, 2009, among the Company, the Guarantors and Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co., on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.

4.1	Form of 3.5% Notes due 2015.

4.2	Form of 5.0% Notes due 2020.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).